EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

ICON Capital Corp.:

We consent to the use of our report on ICON Capital Corp., dated September 30, 2005 included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Hays & Company LLP

New York, New York

November 28, 2005